UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

EASTERLY ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
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On December 8, 2017, Easterly Acquisition Corp. issued the following press release:

EASTERLY ACQUISITION CORP. AND JH CAPITAL ANNOUNCE

CONTRIBUTION TO TRUST ACCOUNT

-- $0.03 per month for each public share will be added to Easterly’s Trust Account --

Los Angeles, CA, and New York, NY – December 8, 2017 – JH Capital Group Holdings, LLC (“JH Capital” or the “Company”), a leading specialty finance company in the debt recovery industry, and Easterly Acquisition Corp. (“Easterly”) (NASDAQ: EACQ) today announced that JH Capital has agreed to contribute to Easterly $0.03 per month for each public share that is not redeemed at Easterly’s special meeting of its stockholders on December 14, 2017 to extend the date by which it must consummate a business combination to March 31, 2018. Upon receipt of this contribution, Easterly will deposit such funds into its trust account. This contribution will increase funds available in Easterly’s trust account for the redemption of public shares from approximately $10.06 per share at December 15, 2017 to approximately $10.17 per share at March 31, 2018.

Easterly and JH Capital anticipate filing with the SEC the preliminary proxy statement in connection with Easterly stockholders’ vote on the business combination in mid / late January 2018 and targeting a closing of the business combination in March 2018.

About JH Capital

JH Capital is a specialty finance business that offers end-to-end solutions to customers at every stage of the distressed credit cycle, from default to rehabilitation. Its largest segment buys defaulted consumer receivables and strategically places the accounts for collection. Additionally, JH Capital helps consumers rehabilitate their credit profile by advocating on their behalf in the settlement of third-party debt. By leveraging a proprietary combination of data and models, JH Capital can offer loans to select, prequalified consumers, pioneering financial solutions that aim to restore their credit profiles and refinance their existing obligations. JH Capital has a high level of earnings visibility created by contracted, fixed-price forward flow agreements to purchase debt from major financial institutions. Its data-driven, analytical culture has yielded consistent and predictable results relative to expectation.

About Easterly LLC

Easterly LLC is a private asset management holding company that has interests in boutique investment management firms.  Easterly’s core expertise is in acting as a principal to grow business platforms.  Easterly enhances businesses as a partner through capital formation, corporate development, and strategic implementation activities.  Easterly’s principals have a proven track record of delivering outperformance to both public and private investors across a variety of sectors. For more information about Easterly, please visit Easterly’s website at www.easterlycapital.com.

About Easterly Acquisition Corp.

Easterly Acquisition Corp. is a Special Purpose Acquisition Company sponsored by Easterly Acquisition Sponsor, LLC, an affiliate of Easterly LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. Easterly Acquisition Corp. completed its initial public offering in August 2015, raising $200 million in cash proceeds. Easterly Acquisition Corp.’s officers and certain of its directors are affiliated with Easterly LLC. For more information about Easterly Acquisition Corp., please visit their website at www.easterlyacquisition.com.

Additional Information about the Transaction and Where to Find It

This communication relates to a proposed business combination (the “Proposed Transaction”) between Easterly and JH Capital and may be deemed to be solicitation material in respect of the Proposed Transaction. The Proposed Transaction will be submitted to the stockholders of Easterly for their approval. In connection with the stockholder vote on the Proposed Transaction, Easterly intends to file with the SEC a proxy statement on Schedule 14A. This communication is not a substitute for the proxy statement that the Company will file with the SEC or any other documents that the Company may file with the SEC or send to its stockholders in connection with the Proposed Transaction. When completed, Easterly will mail a definitive proxy statement to its stockholders in connection with Easterly’s solicitation of proxies for the special meeting of Easterly stockholders to be held to approve the business combination and related transactions. This presentation does not contain all the information that should be considered concerning the Proposed Transaction, including relevant risk factors that may be included in the proxy statement. It is not intended to provide the basis for any investment decision or any other decision in respect to the Proposed Transaction. Easterly stockholders and other interested persons are advised to read, when available, Easterly’s preliminary proxy statement, the amendments thereto, and the definitive proxy statement (including any documents incorporated by reference therein), as these materials will contain important information about JH Capital, Easterly, and the Proposed Transaction. A copy of the definitive proxy statement will be sent when available to all stockholders of Easterly seeking the required stockholder approvals. Investors and stockholders can obtain free copies of the preliminary proxy statement once it is available and other documents filed with the SEC by Easterly through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders can obtain free copies of the preliminary proxy statement once it is available from Easterly by accessing Easterly’s website at www.easterlyacquisition.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements may relate to the Proposed Transaction and any other statements relating to future results, strategy and plans of Easterly and JH Capital (including certain projections, business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or that state certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of Easterly or JH Capital, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. For JH Capital, these risks and uncertainties include, but are not limited to, its revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, fluctuations in debt purchasing, investigations or enforcement actions by governmental authorities; individual and class action lawsuits, the result of future financing efforts and its dependence on key personnel. For Easterly, factors include, but are not limited to, the successful combination of Easterly with JH Capital’s business, amount of redemptions, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals and to successfully close the transaction. Additional information on these and other factors that may cause actual results and Easterly’s performance to differ materially is included in Easterly’s periodic reports filed with the SEC, including but not limited to Easterly’s Form 10-K for the year ended December 31, 2016 and subsequent Forms 10-Q. Copies may be obtained by contacting Easterly or the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Easterly undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Easterly and JH Capital, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Easterly stockholders in respect of the Proposed Transaction. Information about the directors and executive officers of Easterly is set forth in Easterly’s proxy statement on Schedule 14A filed on July 10, 2017. Information about the directors and executive officers of JH Capital and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, will be set forth in Easterly’s preliminary proxy statement, when available. Investors may obtain additional information about the interests of such participants by reading such proxy statement when it becomes available.

Contacts:

JH Capital	Easterly Acquisition Corp.
Investor Relations	Investor Relations
JH Capital Group Holdings, LLC	Easterly Acquisition Corp.
(818) 251-9911	(646) 712-8300
ir@jhcapitalgroup.com	ir@easterlyacquisition.com

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